Exhibit 99.1

Contact:	US Unwired Ed Moise, Investor Relations (337) 310-3500 ir@usunwired.com

US UNWIRED INC. ANNOUNCES EXTENSION OF TENDER OFFER

Lake Charles, LA (June 9, 2004) — US Unwired Inc. (“US Unwired”) (OTC Bulletin Board:UNWR) today announced the extension of the expiration date of its offer (the “Offer”) to purchase for cash any and all of its outstanding $400,000,000 face amount of 13 3/8% Senior Subordinated Discount Notes due 2009 (the “Notes”).

The expiration date for the Offer has been extended to 1:00 p.m., New York City time, on Thursday, June 10, 2004. The previous expiration date of the Offer was 12:00 midnight, New York City time, on Wednesday, June 9, 2004.

As of June 9, 2004 at 5:00 p.m., New York City time, $235,814,000 aggregate face amount of Notes had been tendered in the Offer.

Except for the extension of the expiration date, all other terms, conditions and provisions of the Offer remain effective as of the date hereof, including the condition that US Unwired has available sufficient funds from the offer and sale of newly issued debt securities to pay for Notes tendered in the Offer. US Unwired reserves the right to further extend the Offer prior to the termination of the extended expiration date. D.F. King and Co., Inc. is the tender agent and information agent for the Offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended December 31, 2003, and Item 2 of US Unwired’s Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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